For further information contact:

John W. Bordelon, President and CEO

(337) 237-1960

Release Date:	October 3, 2013

For Immediate Release

HOME BANCORP ADDS SCOTT RIDLEY AS CHIEF BANKING OFFICER,

DARREN GUIDRY MOVES INTO CHIEF CREDIT OFFICER ROLE

Lafayette, Louisiana – Home Bancorp, Inc. (Nasdaq: “HBCP”) (the “Company”), the parent company for Home Bank (www.home24bank.com), a Federally chartered savings bank headquartered in Lafayette, Louisiana (the “Bank”), is pleased to announce the addition of veteran banker Scott Ridley to its executive management team. Ridley will serve as Chief Banking Officer. The Company is also pleased to announce that current executive Darren Guidry has moved into the Chief Credit Officer role.

Ridley joins Home Bank with over 20 years of banking industry experience, most of which was with Hibernia/Capital One, where he led high-performance teams of commercial and retail bankers across Louisiana, including the markets served by Home Bank. He holds a finance degree from the University of New Orleans and is a graduate of the Southwest Graduate School of Banking at Southern Methodist University. An active member of the community, Ridley has served many non-profit organizations through Board of Director service, including the Istrouma Area Council of the Boy Scouts of America, Teach for America - South Louisiana, Junior Achievement of Greater Baton Rouge and Acadiana (former Board Chairman) and was a founding Board member of the Greater Baton Rouge Community Clinic.

“Scott brings to us a proven track record of high performance in business development, client management and loan administration,” said John W. Bordelon, President and Chief Executive Officer of the Company and the Bank. “He is a forward-thinking leader who will play an integral role in continuing to grow and improve our company.”

Guidry has served as the Company’s Chief Lending Officer since 1993. He has played a key role in the development of Home Bank’s credit culture, expansion into new markets and employee recruitment. His focus as Chief Credit Officer will be on enhancing commercial and retail credit underwriting, analysis and monitoring across the organization. He will continue to be responsible for the mortgage lending, retail brokerage and special assets functions of the company. Guidry has a bachelor’s degree in finance and a master’s degree in business administration from the University of Louisiana-Lafayette. He has served as president of the University of Louisiana-Lafayette Alumni Association and is a member of the Development Committee of Habitat for Humanity (Lafayette).

“Given our growth over the past five years, as well as our expectations for our future, we are committed to continually investing in our credit administration processes,” said Mr. Bordelon. “Darren’s extensive credit background will help us ensure that our credit culture remains strong as we continue our growth.”

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Home Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2012, describes some of these factors, including risk elements in the loan portfolio, the level of the allowance for losses on loans, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.